NO. 33-

                            SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549

                                      ----------------

                                          FORM S-8
                                  REGISTRATION STATEMENT
                                           UNDER
                                THE SECURITIES ACT OF 1933

                                      ----------------

                                   BOWATER INCORPORATED
               (Exact name of registrant as specified in its charter)

          DELAWARE                                     62-0721803
(State or other jurisdiction of                    (I.R.S. employer
incorporation or organization)                     identification no.)
    55 EAST CAMPERDOWN WAY
    P.O. BOX 1028
    GREENVILLE, SOUTH CAROLINA                          29602
   (Address of principal executive offices)          (Zip Code)

             GREAT NORTHERN PAPER, INC. HOURLY 401(K) SAVINGS PLAN
                          (Full title of the plan)

                           Wendy C. Shiba, Esquire
                 Secretary and Assistant General Counsel
                            Bowater Incorporated
                           55 East Camperdown Way
                               P.O. Box 1028
                     Greenville, South Carolina 29602
                 (Name and address of agent for service)

                              (803) 271-7733
     (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE



Title of                   Proposed       Proposed
Securities                 Maximum        Maximum          Amount of
to be         Amount to be Offering Price Aggregate        Registration
Registered*   Registered   Per Share**    Offering Price** Fee
__________    ____________ ______________ ______________   ____________

Common Stock,
Par Value
$1.00
Per Share   185,000 shares   $41.19       $7,620,150.00    $2,627.64

  * This Registration Statement also pertains to (1) Common Stock Rights that are currently evidenced by certificates for shares of Common Stock and automatically trade with such Common Stock, and (2) an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein in accordance with Rule 416(c) under the Securities Act of 1933.

 ** Estimated for purposes of calculation of the registration fee pursuant to Rule 457(c) and based upon an average of the high and low prices that the Common Stock of Bowater Incorporated was sold for on the New York Stock Exchange on November 15, 1995.
    __________________________________________________________

     This Registration Statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.

                                PART I.

          Information Required in the Section 10(a) Prospectus


     The information required by Items 1 and 2 of Form S-8 is not required to be filed as part of this Registration Statement in connection with the registration of the offering of the Registrant's Common Stock allocated to the accounts of participants in the Great Northern Paper, Inc. Hourly 401(k) Savings Plan (the "Plan") and such information will be delivered to persons eligible to participate in the Plan.


                               PART II.

           Information Required in the Registration Statement


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Bowater Incorporated (the
"Company") and the Plan with the Securities and Exchange Commission are incorporated into this Registration Statement:

     (1) the latest annual reports of the Company and the Plan filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or, in the case of the Company, the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

     (2) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company annual report or prospectus referred to in (1) above; and

     (3) the description of the Company's Common Stock, $1.00 par value per share, contained in a registration statement filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


     In addition, all documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The foregoing statement is subject to the detailed provisions of Section 145 of the Delaware General Corporation Law.

     The Restated Certificate of Incorporation of the Company provides, in effect, that, to the extent and under the circumstances permitted by
Section 145 of the General Corporation Law of the State of Delaware, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise.

     There is a directors and officers liability insurance policy which is presently outstanding insuring directors and officers of the Company and its subsidiaries. Reimbursement by the Company of the officer and director liability as allowed by the Restated Certificate of Incorporation is recoverable under the insurance policy subject to a deductible for each loss.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement No. 33-51569).

4.2     Certificate of Designations of the 7% PRIDES, Series B
        Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 1, 1994).

4.3 Certificate of Designations of the 8.40% Series C Cumulative Preferred Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated February 1, 1994).

4.4 Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995).

4.5 Agreement pursuant to S-K Item 601(b)(4)(iii)(A) to provide the Commission upon request copies of certain other instruments with respect to long-term debt not being registered where the amount of securities authorized under each such instrument does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement No. 2-93455).

4.6 Rights Agreement between the Company and Morgan Guaranty Trust Company of New York (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement No. 33-61219).

4.6.1 Addendum to Rights Agreement substituting The Bank of New York as successor Rights Agent (incorporated by reference to Exhibit
        4.6.1 to the Company's Registration Statement No. 33-61219).

4.7 Indenture, dated as of August 1, 1989, by and between the Company and Manufacturers Hanover Trust Company, as Trustee, with respect to the 9% Debentures Due 2009 (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement No.
        33-61219).

4.8 Indenture, dated as of December 1, 1991, by and between the Company and Marine Midland Bank, N.A., as Trustee, with respect to the 9-3/8% Debentures Due 2021 (incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form 10-K for
        1991).

4.9 Indenture, dated as of December 1, 1991, by and between the Company and Marine Midland Bank, N.A., as Trustee, with respect to the 8-1/2% Notes Due 2001 (incorporated by reference to Exhibit 4.9 to the Company's Annual Report on Form 10-K for
        1991).

4.10 Indenture, dated as of October 15, 1992, by and between the Company and The Chase Manhattan Bank (N.A.) as Trustee, with respect to the 8-1/4% Notes Due 1999 (incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for
        1992).

4.11 Indenture, dated as of October 15, 1992, between the Company and The Chase Manhattan Bank (N.A.) as Trustee, with respect to the 9-1/2% Debentures Due 2012 (incorporated by reference to Exhibit
        4.11 to the Company's Annual Report on Form 10-K for 1992).

4.12 Deposit Agreement, dated as of February 1, 1994, by and among the Company, Trust Company Bank, as Depositary, and the holders from time to time of the Depositary Receipts relating to the Company's 7% PRIDES, Series B Convertible Preferred Stock, together with form of Depositary Receipt (incorporated by reference to Exhibit
        4.3 to the Company's Current Report on Form 8-K dated February 1,
        1994).

4.13 Deposit Agreement, dated as of February 1, 1994, by and among the Company, Trust Company Bank, as Depositary, and the holders from time to time of the Depositary Receipts relating to the Company's 8.40% Series C Cumulative Preferred Stock, together with form of Depositary Receipt (incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K dated February 1, 1994).

23 Consent of KPMG Peat Marwick LLP dated November 9, 1995 is filed herewith.

24 Powers of Attorney authorizing the signing of the Registration Statement and amendments hereto on behalf of the Company's directors.

99 Great Northern Paper, Inc. Hourly 401(k) Savings Plan, as amended, is filed herewith.

ITEM 9.  UNDERTAKINGS

     1.     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)     To include any prospectus required by
                            Section 10(a)(3) of the Securities Act of
                            1933 (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


                       provided, however, that paragraphs (1)(i) and
                       (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     4. Pursuant to Item 8 of Form S-8, registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                           SIGNATURES



     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 16th day of November, 1995.


                                   BOWATER INCORPORATED
                                       (Registrant)

                                      /S/ Arnold M. Nemirow
                                   By_________________________________
                                     Arnold M. Nemirow
                                     Its President and Chief Executive
                                     Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURES                     TITLE                   DATE


        *
_________________________   Director and Chairman of   November 16, 1995
Anthony P. Gammie           the Board




 /S/ Arnold M. Nemirow
_________________________   Director, President and    November 16, 1995
Arnold M. Nemirow           Chief Executive Officer



 /S/ David G. Maffucci
_________________________   Senior Vice President -    November 16, 1995
David G. Maffucci           Chief Financial Officer
                            and Treasurer


 /S/ Michael F. Nocito
________________________    Vice President --          November 16, 1995
Michael F. Nocito           Controller


        *
________________________    Director                   November 16, 1995
Francis J. Aguilar


        *
________________________    Director                   November 16, 1995
Hugh D. Aycock


        *
________________________    Director                   November 16, 1995
Richard Barth


        *
________________________    Director                   November 16, 1995
Kenneth M. Curtis


        *
________________________    Director                   November 16, 1995
H. Gordon MacNeill


        *
________________________    Director                   November 16, 1995
Donald R. Melville


        *
________________________    Director                   November 16, 1995
John A. Rolls

* Wendy C. Shiba, by signing her name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.

                                     /S/ Wendy C. Shiba
                                 By ___________________________
                                    Wendy C. Shiba
                                    ___________________________
                                    Attorney-in-Fact




     THE PLAN.   Pursuant to the requirements of the Securities Act of
1933, the Trustee (or other persons who administer the Employee Benefit
Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of November 16, 1995.

                         GREAT NORTHERN PAPER, INC.
                         HOURLY 401(K) SAVINGS PLAN


                             /S/ Aaron B. Whitlock
                         By:_______________________
                            Aaron B. Whitlock
                            _______________________
                            Plan Administrator

                             EXHIBIT INDEX

EXHIBIT                                                              PAGE

4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement No. 33-51569).

4.2     Certificate of Designations of the 7% PRIDES, Series B
        Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 1, 1994).

4.3 Certificate of Designations of the 8.40% Series C Cumulative Preferred Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated February 1, 1994).

4.4 Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995).

4.5 Agreement pursuant to S-K Item 601(b)(4)(iii)(A) to provide the Commission upon request copies of certain other instruments with respect to long-term debt not being registered where the amount of securities authorized under each such instrument does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement No. 2-93455).

4.6 Rights Agreement between the Company and Morgan Guaranty Trust Company of New York (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement No. 33-61219).

4.6.1 Addendum to Rights Agreement substituting The Bank of New York as successor Rights Agent (incorporated by reference to Exhibit
        4.6.1 to the Company's Registration Statement No. 33-61219).

4.7 Indenture, dated as of August 1, 1989, by and between the Company and Manufacturers Hanover Trust Company, as Trustee, with respect to the 9% Debentures Due 2009 (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement No.
        33-61219).

4.8 Indenture, dated as of December 1, 1991, by and between the Company and Marine Midland Bank, N.A., as Trustee, with respect to the 9-3/8% Debentures Due 2021 (incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form 10-K for
        1991).

4.9 Indenture, dated as of December 1, 1991, by and between the Company and Marine Midland Bank, N.A., as Trustee, with respect to the 8-1/2% Notes Due 2001 (incorporated by reference to Exhibit 4.9 to the Company's Annual Report on Form 10-K for
        1991).

4.10 Indenture, dated as of October 15, 1992, by and between the Company and The Chase Manhattan Bank (N.A.) as Trustee, with respect to the 8-1/4% Notes Due 1999 (incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for
        1992).

4.11 Indenture, dated as of October 15, 1992, between the Company and The Chase Manhattan Bank (N.A.) as Trustee, with respect to the 9-1/2% Debentures Due 2012 (incorporated by reference to Exhibit
        4.11 to the Company's Annual Report on Form 10-K for 1992).

4.12 Deposit Agreement, dated as of February 1, 1994, by and among the Company, Trust Company Bank, as Depositary, and the holders from time to time of the Depositary Receipts relating to the Company's 7% PRIDES, Series B Convertible Preferred Stock, together with form of Depositary Receipt (incorporated by reference to Exhibit
        4.3 to the Company's Current Report on Form 8-K dated February 1,
        1994).

4.13 Deposit Agreement, dated as of February 1, 1994, by and among the Company, Trust Company Bank, as Depositary, and the holders from time to time of the Depositary Receipts relating to the Company's 8.40% Series C Cumulative Preferred Stock, together with form of Depositary Receipt (incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K dated February 1, 1994).

23 Consent of KPMG Peat Marwick LLP dated November 9, 1995 is filed herewith.

24 Powers of Attorney authorizing the signing of the Registration Statement and amendments hereto on behalf of the Company's directors.

99 Great Northern Paper, Inc. Hourly 401(k) Savings Plan, as amended, is filed herewith.